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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                                               STATE OR OTHER
INCORPORATION          SUBSIDIARY                              JURISDICTION OF
-------------          ----------                              ---------------
Discovery Partners International Inc. .......................     California